Exhibit 10.5

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021, by and among Ryan Specialty Group Holdings, Inc., a Delaware corporation (the “Company”), Patrick G. Ryan (and, together with certain members of his family and various trusts identified on Schedule I hereto, the “Ryan Parties”) and Onex RSG Holdings LP, a Delaware limited partnership (“Onex”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”).

WHEREAS, as of the date hereof, the Ryan Parties collectively own a majority of the outstanding equity interests of Ryan Specialty Group, LLC, a Delaware limited liability company (“Holdings”);

WHEREAS, the Board of Holdings is contemplating causing the Company to effect the IPO;

WHEREAS, in consideration of the Board of the Company agreeing to undertake the IPO, the Company has agreed to permit the Ryan Parties and Onex to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a)

(x) From the Effective Date, the Ryan Parties shall have the right, but not the obligation, to designate (i) all of the nominees (with the exception of the Onex Nominee (as defined below)) for election to the Board for so long as the Ryan Parties Beneficially Own (as defined below), in the aggregate, fifty percent (50%) or more of the total number of shares of the Class A Common Stock and the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) Beneficially Owned by the Ryan Parties upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (the “Original Amount”); (ii) 50% of the nominees for election to the Board for so long as the Ryan Parties Beneficially Own, in the aggregate, more than 40%, but less than 50% of the Original Amount; (iii) 40% of the nominees for election to the Board for so long as the Ryan Parties Beneficially Own, in the aggregate, more than 30%, but less than 40% of the Original Amount; (iv) 30% of the nominees for election to the Board for so long as the Ryan Parties Beneficially Own, in the aggregate, more than 20%, but less than 30% of the Original Amount; and (v) 20% of the nominees for election to the Board for so long as the Ryan

Parties Beneficially Own, in the aggregate, more than 10%, but less than 20% of the Original Amount (each such person, a “Ryan Party Nominee”, and together, the “Ryan Party Nominees”). Upon the death or disability of Patrick G. Ryan, or at such time that he is longer on the Board or actively involved in the operations of the Company, the Ryan Parties will no longer hold the nomination rights specified in (i) through (v); however, the Ryan Parties will continue to have the right to designate one Ryan Party Nominee for so long as the Ryan Parties Beneficially Own, in the aggregate, 10% or more of the Original Amount. (y) From the Effective Date, Onex shall have the right, but not the obligation, to designate one person for election to the Board for so long as Onex Beneficially Owns more than 50% or more of the Original Amount (the “Onex Nominee” and, together with the Ryan Party Nominees, the “Nominees” and individually, a “Nominee”).

(b)

In the event that the Ryan Parties have nominated less than the total number of designees that the Ryan Parties shall be entitled to nominate pursuant to Section 1(a), the Ryan Parties shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors (as defined below) shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable the Ryan Parties to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by the Ryan Parties to fill such newly created vacancies or to fill any other existing vacancies.

(c)

In the event that Onex has not nominated its one designee that Onex shall be entitled to nominate pursuant to Section 1(a), Onex shall have the right, at any time, to nominate such designee to which it is entitled, in which case, the Company and the Directors (as defined below) shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable Onex to nominate and effect the election or appointment of such individual, whether by increasing the size of the Board, or otherwise and (y) to designate such individual nominated by Onex to fill such newly created vacancy or to fill any other existing vacancy.

(d)

The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board.

(e)

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(f)	“Director” means any member of the Board.

(g)

No reduction in the number of shares of Common Stock that the Ryan Parties or Onex Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of 12 members and the initial Ryan Party Nominees shall be (i) Patrick G. Ryan, (ii) Timothy W. Turner, (iii) Nicholas D. Cortezi, (iv) Henry S. Bienen, (v) David P. Bolger, (vi) Michelle L. Collins, (vii) William J. Devers, (viii) D. Cameron Findlay, (ix) Andrew J. McKenna, (x) Michael D. O’Halleran, and (xi) John W. Rogers, Jr. The Onex Nominee shall be Robert Le Blanc.

(h)

(i) In the event that any Ryan Party Nominee shall cease to serve for any reason, the Ryan Parties shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of the Ryan Parties’ Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(ii) In the event that the Onex Nominee shall cease to serve for any reason, Onex shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Onex’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(i)

(i) With respect to the Ryan Party Nominees, if a Ryan Party Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for other reason is unavailable or unable to serve on the Board, the Ryan Parties shall be entitled to designate promptly another Nominee and the director position for which the original Ryan Party Nominee was nominated shall not be filled pending such designation.

(ii) With respect to the Onex Nominee, if the Onex Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for other reason is unavailable or unable to serve on the Board, Onex shall be entitled to designate promptly another Nominee and the director position for which the original Onex Nominee was nominated shall not be filled pending such designation.

(j)	So long as the Ryan Parties or Onex have the right to nominate at least one (1) Nominee under this Section 1 or any such Nominee is serving on the Board, the

Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Ryan Parties and Onex, and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(k)

Except as provided for in Section 1(b) hereof, at any time that the Ryan Parties shall have any nomination rights under this Section 1, the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of the Ryan Parties having such rights.

(l)

At such time as the Company is required by applicable law or The New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”.

(m)

At any time that the Ryan Parties shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect the Ryan Parties’ or Onex’s rights under this Agreement, in each case without the prior written consent of the Ryan Parties or Onex, as applicable.

(n)

The Ryan Parties hereby agree to be present in person or by proxy and vote or cause to be voted all Common Stock Beneficially Owned by the Ryan Parties at each annual or special meeting of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, or other necessary action, to cause the election of the Ryan Party Nominees described in Section 1(a) in accordance with, and otherwise to achieve the composition of the Board and effect the intent of, the provisions of this Section 1.

(o)

The Company recognizes that Nominees (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with the Ryan Parties or Onex. The Company hereby irrevocably consents to such sharing. The Ryan Parties and Onex agree that they will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by the Ryan Parties or Onex without use of the Company’s confidential information or (z) is or has been made known or disclosed to the Ryan Parties or Onex by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that the Ryan Parties and Onex may disclose confidential information (I) to its Affiliates (other than portfolio companies), (II) to each of its and its Affiliates’ (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that the Ryan Parties and Onex take reasonable steps to minimize the extent of any required disclosure described in this clause (III).

2. Company Obligations. The Company agrees that prior to the date that the Ryan Parties and its Affiliates or Onex, as applicable, cease to have the right to nominate at least one (1) Nominee under Section 1, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. The Ryan Parties will promptly report to the Company after the Ryan Parties cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the Original Amount, such that the Company is informed of when this obligation terminates. Onex will promptly report to the Company after Onex ceases to Beneficially Own shares of Common Stock representing more than 50% of the Original Amount, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that the Ryan Parties or Onex is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the Original Amount Beneficially Owned by the Ryan Parties or Onex immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless the Ryan Parties or Onex notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of the Ryan Parties or Onex for the Board to include such Nominees on the Board’s Slate; provided that, in the event the Ryan Parties or Onex are no longer entitled to nominate the full number of Nominees then serving on the Board, the Ryan Parties or Onex shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board’s Slate, and of any other changes to the list of Nominees. If the Ryan Parties or Onex fail to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of the Ryan Parties or Onex then serving on the Board will be included in the Board’s

Slate. The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to the Ryan Parties and Onex at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Voting.

(a)

The Ryan Parties Representative. The holders of a majority of the Common Stock held by the Ryan Parties shall appoint an individual member of the Ryan Parties to serve as the authorized representative of the Ryan Parties for purposes of this Agreement and for whom written notice shall be delivered to the Company. All decisions by the Ryan Parties under this Agreement shall be made by the authorized representative of the Ryan Parties. The initial Ryan Parties representative is Patrick G. Ryan until his death, disability or his election to cease to serve as the authorized representative of the Ryan Parties for purposes of this Agreement and for which notice to such effect has been given in writing (and notarized) by Patrick G. Ryan to the Company.

(b)

Support of Directors. Each of the members of the Ryan Parties shall vote all of the Common Stock Beneficially Owned (directly or indirectly) by such Person in favor of appointing each Ryan Party Nominee.

4. Chair; Committees.

(a)	For so long as the Ryan Parties hold the nomination rights specified in Section 1(a)(i) - (v) hereof, the Ryan Parties have the right to nominate the chairman of the Board.

(b)

From and after the Effective Date hereof until such time as the Ryan Parties and its Affiliates cease to Beneficially Own Common Stock representing at least 10% of the Original Amount, the Ryan Parties shall have the right to designate one member of each committee of the Board, provided that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the number of shares of Common Stock the Ryan Parties Beneficially Own following such designation. Unless the Ryan Parties notify the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent the Ryan Parties Beneficially Own the requisite percentage of the Original Amount for the Ryan Parties to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Ryan Party Nominee currently designated by the Ryan Parties to serve on a committee shall be presumed to be re-designated for such committee.

5. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Ryan Parties, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that if the amendment materially and adversely affects the rights of Onex hereunder, the amendment or waiver will only be effective to the extent signed by Onex. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Ryan Parties and Onex shall not be obligated to nominate all (or any) of the Ryan Party Nominees or the Onex Nominee, as applicable, they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of their rights hereunder with respect to future elections; provided, however, that in the event the Ryan Parties or Onex fails to nominate all (or any) of the Ryan Party Nominees or the Onex Nominee, as applicable, it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Compensation & Governance Committee (or such committee with such delegated responsibility) of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and the Ryan Parties or Onex, as applicable, shall be deemed to have waived its rights hereunder with respect to such election; provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to the Ryan Parties or Onex, as applicable, of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Ryan Parties. Except as otherwise expressly provided in Section 7, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

7. Assignment. Upon written notice to the Company, the Ryan Parties and Onex may assign to any Affiliate (other than a portfolio company) all of its rights hereunder.

8. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Ryan Specialty Group Holdings, Inc.

[***]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

[***]

If to any member of the Ryan Parties or any of its Ryan Party Nominees:

[***]

If to Onex or the Onex Nominee:

c/o Onex Corporation

[***]

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

[***]

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

18. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*      *      *      *       *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

RYAN SPECIALTY GROUP HOLDINGS, INC.

By:

Name:
Title:

[Signature Page to Director Nomination Agreement]

THE RYAN PARTIES:

Patrick G. Ryan On his behalf and on behalf of the individuals, trusts and entities identified on Schedule 1 hereto.

[Signature Page to Director Nomination Agreement]

ONEX RSG HOLDINGS LP

By: Onex RSG GP Inc., its general partner

By:

Name:
Title:

[Signature Page to Director Nomination Agreement]

SCHEDULE I

THE RYAN PARTIES

[Intentionally omitted.]

[Schedule I – The Ryan Parties]